Exhibit 10.1
                      Amendment Five and Consent and Waiver
                                       To
                                Credit Agreement


         THIS AMENDMENT FIVE AND CONSENT AND WAIVER is dated as of March 1, 1999 and is made in respect of the Credit Agreement dated as of July 12, 1996 and as amended and in effect immediately prior to the date hereof (the "Credit Agreement") by and among PSC SCANNING, INC., a Delaware corporation formerly known as SpectraScan, Inc., which is the successor by merger to PSC Acquisition, Inc., (the "Borrower"), PSC INC. ("PSC"), the financial institutions party to the Credit Agreement (the "Lender Parties"), FLEET NATIONAL BANK (formerly known as Fleet Bank) as the "Initial Issuing Bank", and FLEET NATIONAL BANK, as administrative agent (the "Administrative Agent") under the Credit Agreement.

                            Statement of the Premises

         The Borrower, PSC, the Lender Parties, the Initial Issuing Bank and the Administrative Agent previously entered into the Credit Agreement, First Amendment to Credit Agreement dated as of September 27, 1996, Amendment Two and Waiver to Credit Agreement dated as of July 4, 1997, Amendment Three to Credit Agreement (With Consent) dated as of August 13, 1997 and Amendment Four to Credit Agreement dated as of April 8, 1998. The Borrower has requested that the Lender Parties amend a certain provision in the Credit Agreement and consent to a certain transaction and waive the application of certain covenants to that transaction, and the Lender Parties are willing to do so upon certain conditions.

                           Statement of Consideration

         Accordingly, in consideration of the premises, and under the authority of Section 5-1103 of the New York General Obligations Law, the parties hereto agree as follows.

                                    Agreement

1. Defined Terms. The terms "this Agreement", "hereunder" and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendment.  Effective as of March 1, 1999,  clause (vii) of Subsection (f) of
Section 5.02 of the Credit Agreement is hereby amended by substituting the amount "$6,500,000" for the amount "$3,000,000" where the latter amount appears in such clause.

3. Consent and Waiver. The undersigned Lender Parties hereby consent to the proposed sale and leaseback transaction whereby certain of the facilities of the Borrower located in Eugene, Oregon shall be sold to Carey Diversified LLC or one of its affiliates or assigns and leased back to the Borrower on substantially the terms set forth in the letter dated February 12, 1999 issued by Carey Diversified LLC to the Borrower (the "Transaction"). The Lender Parties hereby

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waive the right to deem the Transaction to be a violation of Section 5.02 of the
Credit Agreement or a Default or Event of Default under the Credit Agreement. Provided, however, that this consent and waiver is granted on the conditions subsequent that: (i) at least $5,000,000 of the Net Cash Proceeds from the Transaction will be applied immediately upon consummation of the Transaction to the payment of the Facilities as provided in Section 2.06(b)(ii) of the Credit Agreement; and (ii) the balance of the Net Cash Proceeds shall be used only for
(1) working capital purposes, or (2) in partial payment of the investment by the Borrower or PSC in the capital stock of Eldat Communication Ltd.

4. Amendment Fees. As a condition precedent to the effectiveness of this Amendment Five and Consent and Waiver, PSC or the Borrower shall pay to each Lender Party a fee equal to the product of: a factor of .000625 multiplied by the sum of (i) the amount (if any) of the Working Capital Commitment of such Lender Party, (ii) the amount (if any) of the Letter of Credit Commitment of such Lender Party, plus (iii) the amount (if any) of the outstanding principal amount of each Term A Note and each Term B Note held by such Lender Party.

5. Effect on the Credit Agreement. Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. The Borrower and PSC each acknowledge and agree that the Credit Agreement (as amended by this Amendment) and each other Loan Document to which each is a party is in full force and effect, that its Obligations thereunder and under this Amendment are its legal, valid and binding obligations enforceable against it in accordance with the terms thereof and hereof, and it has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such Obligations.

6. Expenses. The Borrower shall pay promptly when billed all reasonable out-of-pocket expenses of each of the Lender Parties and the Agent (including, but not limited to, reasonable fees, charges and disbursements of counsel to each of the Lender Parties and the Agent) incident to the preparation, negotiation, execution, administration and enforcement of the this Amendment Five and Consent and Waiver and all documents and transactions required in connection with this Amendment Five and Consent and Waiver.

7. Execution in Counterparts and Effectiveness. This Amendment Five and Consent and Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same
Amendment Five and Consent and Waiver, regardless of whether or not the execution by all parties shall appear on any single counterpart. Delivery of an executed counterpart of a signature page to this Amendment Five and Consent and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment Five and Consent and Waiver. This Amendment Five and Consent and Waiver will become effective (subject to the terms of Sections 3 and 4 above) when the Administrative Agent shall have received counterparts of this Amendment Five and Consent and Waiver which, when taken together, bear the signatures of the Borrower, PSC, the Administrative Agent and all of the Lenders.

8. Applicable Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Amendment Five and Consent and Waiver in whole without regard to any rules of conflicts-of-laws that would require the application of the laws of any jurisdiction other than the State of New York.

9. Headings. The headings of this Amendment Five and Consent and Waiver are for the purposes of reference only and shall not limit or otherwise affect the meanings hereof.

         IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment Five and Consent and Waiver to be executed and delivered by their respective representatives thereunto duly authorized, as of the date first above written.


PSC INC.                                    PSC SCANNING, INC.

By:                                         By:
Title:   Vice President, Chief Financial    Title:   Vice President and Chief
         Officer & Treasurer                         Financial Officer


FLEET NATIONAL BANK, as Initial             FLEET NATIONAL BANK, as
Issuing Bank                                Administrative Agent


By:                                         By:
Title:                                      Title:


FLEET NATIONAL BANK                         FIRST UNION NATIONAL BANK

By:                                         By:
Title:                                      Title:


MANUFACTURERS & TRADERS                     KEY BANK NATIONAL
TRUST COMPANY                               ASSOCIATION

By:                                         By:
Title:                                      Title:


THE CHASE MANHATTAN BANK

By:

Title: